EXHIBIT 10.70


        AGREEMENT made and dated this 20 day of December, 1994, between ELAN ASSOCIATES, a Joint Venture, having its principal place of business at 1615 Northern Boulevard, Manhasset, New York, Landlord, and CHEYENNE SOFTWARE, INC., a New York corporation, having its principal place of business at 3 Expressway Plaza, Roslyn Heights, New York, as Tenant.

        Landlord hereby leases to Tenant and Tenant hires from Landlord the entire building and premises known as and by 2000 Marcus Avenue, Lake Success, New York located on a parcel of land approximately 5.4 acres, and the building (consisting of approximately 100,000 sq. ft. on three floors plus approximately 7500 sq. ft. of storage and archive space on the lower level and garage), for a term of years commencing June 1, 1995 and ending August 31, 2002, both dates inclusive, at an annual rental rate as hereinafter provided in Paragraph "38", including garage parking and the exterior lot, all as shown on the site plan annexed hereto as Exhibit A (collectively, the "Demised Premises")

        Tenant agrees to pay annual rent in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance of the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever.

        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

   Rent           1.   Tenant shall pay the rent as above and as hereinafter
                       provided.

   Occupancy:     2.   Tenant shall use and occupy demised premises for offices
                       for the Administration of Tenant corporate affairs,
   research and development for the Tenant and any other lawful purpose.

   Tenant         3.   Tenant shall make no [1] changes in or to the demised
   Alterations:        premises of any nature without Owner's [1a] prior written
                       consent.  Subject to the prior written consent of Owner,
   and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may [2] require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant [3], elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

   Maintenance    4.   Tenant shall, throughout the term of this lease, take
   and                 good care of the demised premises and the fixtures and
   Repairs:            appurtenances therein.  Tenant shall be responsible for
                       all damage or injury to the demised premises or any other
   part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or [4] any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by moving of Tenant's fixtures, furniture, and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by [5] at the Tenant's expense. [5] shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

   Window         5.   Tenant will not clean nor require, permit, suffer or
   Cleaning:           allow any window in the demised premises to be cleaned
                       from the outside in violation of Section 202 of the Labor
   Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

   Requirements   6.   [6]  At all times thereafter [7] Tenant, at Tenant's sole
   of Law,             cost and expense, shall promptly comply with all present
   Fire Insurance,     and future laws, orders and regulations of all state,
   Floor Loads:        federal, municipal and local governments, departments,
                       commissions and boards and any direction of any public
   officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises arising out of Tenant's unique use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building including the use permitted under the leases. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operations therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements [8] provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner [9] to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibrations, noise and annoyance.

   Subordination: 7.   This lease is subject and subordinate to all ground or
                       underlying leases and to all mortgages which may now or
   hereafter affect such leases or the real property of which demise premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may [10] request.

   Property--     8.   Owner or its agents shall not be liable for any damage to
   Loss, Damage,       property of Tenant or of other entrusted to employees of
   Reimburse-          the building, nor for loss of or damage to any property
   ment, Indem-        of Tenant by theft or otherwise, nor for any injury or
   nity:               damage to persons or property resulting from any cause of
                       whatsoever nature, unless caused by or due to the
   negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

   Destruction,   9.   (a) If the demised premises or any part thereof shall be
   Fire and Other      damaged by fire or other casualty, Tenant shall give
   Casualty:           immediate notice thereof to Owner and this lease shall
                       continue in full force and effect except as hereinafter
   set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent [11] until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given with 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of
   Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

   Assignment,    11.  Tenant, for itself, its heirs, distributees, executors,
   Mortgage,           administrators, legal representatives, successors and
   Etc.:               assigns, expressly covenants that it shall not assign,
                       mortgage or encumber this agreement, nor underlet, or
   suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.
   Transfer of the majority of the stock of a corporate Tenant shall be deemed and assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

   Electric       12.  Rates and conditions in respect to submetering or rent
   Current:            inclusion, as the case may be, to be added in RIDER
                       attached hereto.  Tenant covenants and agrees that at all
   times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

   Access to      13.  Owner or Owner's agents shall have the right (but shall
   Premises:           not be obligated) to enter the demised premises in any
                       emergency at any time, and, at other reasonable times, to
   examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

   Occupancy:     15.  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy
   issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. [12]

   Fees and       19.  If Tenant shall default [13b] in the observance or
   Expenses:           performance of any term or covenant on Tenant's part to
                       be observed or performed under or by virtue of any of
   the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and with notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner with 20 days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages. [13c]

   No Repre-      21.  Neither Owner nor Owner's agents have made any
   sentations by       representations or promises with respect to the physical
   Owner:              condition of the building, the land upon which it is
                       erected or the demised premises, the rents, leases,
   expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

   End of         22.  Upon the expiration or other termination of the term of
   Term:               this lease, Tenant shall quit and surrender to Owner the
                       demised premises, broom clean, in good order and
   condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

   Quiet          23.  Owner covenants and agrees with Tenant that upon Tenant
   Enjoyment:          paying the rent and additional rent and observing and
                       performing all the terms, covenants and conditions, on
   Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

   Failure        24.  If Owner is unable to give possession of the demised
   to Give             premises on the date of the commencement of the term
   Possession:         hereof, because of the holding-over or retention of
                       possession of any tenant, undertenant or occupants or if
   the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
   Section 223-a of the New York Real Property Law.

   No Waiver:     25.  The failure of [14] to seek redress for violation of, or to insist upon the strict performance of any covenant or
   condition of this lease, shall not prevent a subsequent act which would have originally constituted a violation from having all that force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

   Waiver of      26.  It is mutually agreed by and between Owner and Tenant
   Trial by Jury:      that the respective parties hereto shall and they hereby
                       do waive trial by jury in any action, proceeding, or
   counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

   Inability to   27.  This Lease and the obligation of Tenant to pay rent
   Perform:            hereunder and perform all of the other covenants and
                       agreements hereunder on part of Tenant to be performed
   shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. [15]

   Bills and      28.  Except as otherwise in this lease provided, a bill,
   Notices:            statement, notice or communication which Owner may desire
                       or require to give to Tenant, shall be deemed
   sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

   Captions:      30.  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe
   the scope of this lease nor the intent of any provisions thereof.

   Definitions:   31.  The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in
   possession, for the time being of the land and building of which the demised premises form a part, so that in the event of any sale or sales of said land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, agreement between the parties or their successors in interest, or between the parties and the purchaser, at an such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent           32.  If an excavation shall be made upon land adjacent to
Excavation-        the demised premises, or shall be authorized to be made,
Shoring            Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised
premises for the purposes of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Security:          34.  Tenant has deposited with Owner the sum of $118,750.00 as security for the faithful performance and observance by
Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenants is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereunder be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel           35.  Tenant, at any time, and from time to time, upon
Certificate        at least [16] prior notice by Owner, shall execute
                   acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors         36.  The covenants, conditions and agreements contained in
and Assigns:       in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees,
executors, administrators, successors, and except as otherwise provided in this lease, their assigns. See Addendum Annexed.

                    SEE RIDER ANNEXED FOR ADDITIONAL PROVISIONS.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

            ------------

Witness for Owner:                            ELAN ASSOCIATES           [CORP
                                                                         SEAL]

/s/ Leonard Lazarus                           By: /s/ Ronald Deane       [L.S.]
 .....................................            ..........................


Witness for Tenant:                           CHEYENNE SOFTWARE, INC.    [CORP
                                                                         SEAL]

/s/ Gus P. Nuzzolese                          By: /s/ Elliot Levine      [L.S.]
 .....................................            ..............................
                                                 Elliot Levine, Executive Vice
                                                 President, I.D. #13-3175893
                                                 Chief Financial Officer


                                 ACKNOWLEDGEMENTS

CORPORATE OWNER                                        CORPORATE TENANT
STATE OF NEW YORK     ss:                              STATE OF NEW YORK     ss:
County of                                              County of

   On this    day of        , 19  , before me             On this    day of        , 19  , before me
personally came                                        personally came
to me known, who being by me duly sworn, did           to me known, who being by me duly sworn, did
depose and say that he resides                         depose and say that he resides

in                                                     in


that he is the            of                           that he is the            of

the corporation described in and which executed        the corporation described in and which executed
the foregoing instrument, as OWNER; that he knows      the foregoing instrument, as TENANT; that he knows
the seal of said corporation; that the seal            the seal of said corporation; that the seal
affixed to said instrument is such corporate seal;     affixed to said instrument is such corporate seal;
that is was so affixed by order of the Board of        that is was so affixed by order of the Board of
Directors of said corporation, and that he signed      Directors of said corporation, and that he signed
his name thereto by like order.                        his name thereto by like order.


        ...............................                        ...............................


INDIVIDUAL OWNER                                       INDIVIDUAL TENANT
STATE OF NEW YORK,    ss:                              STATE OF NEW YORK,    ss:
County of                                              County of

    On this      day of       , 19   , before me           On this      day of       , 19   , before me
personally came                                        personally came

to me known and known to me to be the individual       to me known and known to me to be the individual
described in and who, as OWNER, executed the           described in and who, as TENANT, executed the
foregoing instrument and acknowledged to me that       foregoing instrument and acknowledged to me that
                          he  executed the same.                                 he  executed the same.


        ...............................                        ...............................

                               ADDENDUM TO LEASE
                               -----------------

                  ELAN ASSOCIATES WITH CHEYENNE SOFTWARE, INC.
                  --------------------------------------------


   1.    structural

   1a.   not to be unreasonably withheld, delayed or conditioned

   2.    reasonably

   3. at the time Landlord approves the installation, in which event Tenant, at Tenant's expense, shall restore the premises to the original condition at the expiration of the lease term

   4.    which are caused by

   5.    Tenant

   6. Landlord shall deliver the premises in full compliance with all applicable codes and laws.

   7.    throughout the term of the lease

   8.    or building violations

   9. in such event Tenant shall be given notice and an opportunity to cure, and shall hold Landlord harmless,

   10.   reasonably

   11.   and additional rent and other charges

   12. Landlord represents and warrants that the Certificate of Occupancy for this building is in full force and effect

   13a.  Intentionally Deleted.

   13b.  beyond any applicable cure period

   13c. All expenses provided for herein to be reimbursed to Owner shall be reasonable.

   14.   either party

   15. Notwithstanding the above, there shall be no permissible delay for any correction which is reasonably foreseeable, nor shall insufficient funds constitute an acceptable reason for either party to delay performance on its part to be performed.

   16.   15 days'

                INDEX TO RIDER TO LEASE BETWEEN ELAN ASSOCIATES,
                 LANDLORD, AND CHEYENNE SOFTWARE, INC., TENANT
                -----------------------------------------------


                                                               PAGE
                                                               ----

          RIDER CONTROLS .....................................  1

37.       USE OF PREMISES ....................................  1

38.       RENT ...............................................  1

39.       PAYMENT OF RENT ....................................  2

40.       REAL ESTATE TAXES ..................................  2

41.       ASSESSMENTS AND NEW TAXES ..........................  5

42.       SERVICES OR UTILITIES ..............................  6

43.       ALTERATIONS ........................................  7

44.       TENANT'S RIGHT TO CANCEL ...........................  9

45.       EXPIRATION OF TERM .................................  9

46.       RIGHT TO INSPECT ...................................  10

47.       COMPLIANCE WITH LAW ................................  10

48.       NOTICES ............................................  11

49.       MEMORANDUM OF LEASE ................................  12

50.       MECHANIC'S LIENS ...................................  12

51.       INDEMNIFICATION OF LANDLORD ........................  12

52.       INSURANCE ..........................................  12

53.       RESTORATION OR REPAIR OF PREMISES ..................  15

54.       CONDEMNATION .......................................  16

55.       CURING DEFAULTS ....................................  17

56.       ASSIGNMENT OR SUBLETTING ...........................  18

57.       DEFAULTS BY TENANT .................................  23

58.       INTENTIONALLY OMITTED ..............................  25

59.       NO REINSTATEMENT ...................................  25

60.       SUBORDINATION AND NON-DISTURBANCE ..................  26

61.       ESTOPPEL CERTIFICATES ..............................  27

62.       NO WAIVER ..........................................  28

63.       OPTION TO RENEW ....................................  28

64.       RIGHT OF FIRST REFUSAL .............................  30

65.       SIGNAGE ............................................  31

66.       INDEMNIFICATION ....................................  31


                                     (i)

                                                              PAGE
                                                              ----


67.       REMEDIES CUMULATIVE ................................  31

68.       BROKER .............................................  32

69.       NO REPRESENTATIONS .................................  32

70.       SECURITY DEPOSIT ...................................  32

71.       LANDLORD'S WORK ....................................  34

72.       ENTIRE AGREEMENT ...................................  35

73.       QUIET ENJOYMENT ....................................  35

74.       SUCCESSORS AND ASSIGNS .............................  35



                                   (ii)

    RIDER CONTROLS.
    --------------

         This Rider is attached to and made a part of the above-referenced Lease. In the event of any conflict between the terms of this Rider and the terms of the printed portion of the Lease, the terms of this Rider shall govern and control.

     37. USE OF PREMISES.
         ---------------

         The premises may be used and occupied by said Tenant for such office, research and,development, incidental and accessory uses (including the cafeteria) and any other lawful use as shall be permitted by the zoning ordinance of the Village of Lake Success as the same presently exists and hereafter may be amended, and for all other uses incidental and related thereto.

     38. RENT.
         ----

         During the term of this lease, Tenant covenants to pay to the Landlord basic rental as follows:

         (a) Tenant shall not be obligated to pay any rent or taxes for the months of June, July and August 1995*; the first monthly installment of rent and taxes shall be due and payable on September 1, 1995. All of the other obligations contained in this agreement on the part of the Tenant with respect to insurance, maintenance, utilities, etc., shall be effective June 1, 1995 or such later date as possession will be delivered.

         (b) Commencing September 1, 1995, the rent, including maintenance, payable by Tenant shall be as follows:

                       MAINTENANCE             COMBINED RENT AND MAINTENANCE
                       (per. sq. feet)          ANNUAL             MONTHLY
                       ---------------          ------             -------

 6/1/95-8/31/95              None                None               None
 9/1/95-8/31/96              None                None               None
 9/1/96-8/31/97             $0.35              $1,385,000        $115,416.67
 9/1/97-8/31/98             $0.70              $1,495,000        $124,583.33
 9/1/98-8/31/99             $1.05              $1,530,000        $127,500.00
 9/1/99-8/31/2000           $1.40              $1,565,000        $130,416.67
 9/1/2000-8/31/2001         $1.75              $1,600,000        $133,333.33
 9/1/2001-8/31/2002         $2.10              $1,635.000        $136,250.00


Any delay in delivery of possession of the Premises with Landlord's Work completed in accordance with Article 71 shall entitle Tenant to pro tanto delay in the payment of rent and maintenance.

         (c) Date of Occupancy.  Tenant acknowledges that it is aware that the
             -----------------
premises are presently occupied by Chase Manhattan Bank, that the lease with Chase Manhattan Bank will expire on January 31, 1995, on which date the premises will be vacant and thereafter to be occupied by Tenant herein pursuant to this lease.

* or the first ninety (90) days following the date on which Landlord delivers the Premises to Tenant with Landlord's Work described in Article 71 completed.

Landlord will complete Landlord's Work for Tenant described in Paragraph 71 of the Rider herein, on or before June 1, 1995.

     39. PAYMENT OF RENT.
         ---------------

         The annual basic rental shall be paid to the Landlord at the address of the Landlord above set forth, in equal monthly installments, in advance on the first day of each month during the term, without notice or demand and without abatement, deduction or set-off of any amount whatsoever, except as otherwise specifically set forth herein.

     40. REAL ESTATE TAXES.
         -----------------

         Except as hereinafter specifically set forth, Tenant shall be obligated to pay all real estate taxes against the demised premises and due and payable for the period commencing after the rent commencement date (September 1, 1995) or as such date may be extended in accordance with this lease. Said date shall be adjusted if possession is delayed. A proration of the real estate taxes will be made at the commencement and termination of the lease to provide for the payment by Landlord for that portion of the applicable taxes which do not relate to Tenant's obligations for the payment of taxes under this agreement.

              Taxes shall mean the real estate taxes and assessments
              -----
directly imposed upon the Land and Building by the Town, Village and School District in which the property is situated, excluding
interest and penalties thereon.    If there shall be any dispute
concerning this provision, same shall be arbitrated under American Arbitration Association rules. Income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from the term Taxes for the purposes hereof. However, if and to the extent that, due to a change in the method of assessment or taxation, any income, franchise, transfer, inheritance, capital stock and/or other tax or charge shall be directly attributable to and substituted for the Taxes now or hereafter imposed upon the
                        -----

Land and the Building, such income, franchise, transfer, inheritance, capital stock taxes, or other tax or charge, computed as if Landlord owned or operated no property other than the Land and the Building, shall be deemed included in the term Taxes for
the purposes hereof.                                   -----

     Landlord represents that there are currently no tax abatements or tax exemptions and that the building has been fully assessed as a completed structure.

     Tenant shall make payment to Landlord on the first day
of each month during the term of the lease of a sum equal to one-twelfth of the taxes levied, assessed and imposed by the local taxing authorities imposed by the taxing authority for the prior 12 month period. Such payments shall be in conformity with the statement to be rendered by Landlord of the monthly amount to be
paid by Tenant pursuant to this lease for such taxes.    Such
payments, when received by Landlord, shall be deposited in an interest bearing account and interest earned thereon shall be paid to Tenant annually.

     Tenant's obligation to pay such taxes shall survive the termination of this lease. Payments of additional rent for any Taxes due from Tenant shall be made, and are subject to the conditions hereinafter provided in this paragraph.

     Within 90 days after the end of each Lease Year, Landlord shall render to Tenant a statement together with a true copy of all bills for Taxes on which any statement shall have been based, showing the amount of the Taxes for such Lease Year and adjustment, if any, in the Tax Payment due from Tenant for such Lease Year, indicating therein in reasonable detail the computation of such adjustment. Any adjustment due from Tenant for Taxes shall be paid monthly during the course of the applicable year. At the expiration of the terms of the lease, the tax amounts paid or payable by Tenant shall be apportioned based on the date of termination.

     Subject to the right of contest hereinafter provided, Tenant shall pay the amount of the Tax Payment shown on such statement (or the balance or a proportionate installment thereof, if only an installment is involved) within twenty (20) days after being billed therefor by Landlord.

     Landlord's statement for a Tax Payment of any Lease year shall be conclusive and binding upon Tenant unless (i) within 30 days after receipt of such statement, Tenant shall notify Landlord that it disputes the correctness of the statement and tax bills, specifying the respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration pursuant to American Arbitration Association rules and procedures, within 90 days after notice, if such notice is given. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall pay additional rent in accordance with Landlord's statement, and such payment shall be without prejudice
to Tenant's position.    If the dispute shall be determined in
Tenant's favor, Landlord shall forthwith pay Tenant, or Tenant shall be entitled to credit against rents then or thereafter due hereunder, the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement plus interest thereon at the usual bank interest rate from the date or dates of Tenant's payment to the date of determination.

     Subject to the further provisions of this paragraph, Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and Building for any Lease Year, or to refrain from contesting the same, and may settle any such contest on such terms as Landlord, in its sole reasonable judgment, considers proper. If Tenant shall, by timely notice to Landlord, so request, Landlord shall institute appropriate proceedings to reduce the Taxes or the assessed valuation of the Land and Building for any Lease Year and use its best efforts jointly with Tenant, to effect a reduction therein. Tenant shall pay the reasonable costs and expenses of such proceedings and any litigation thereon as additional rent on Landlord's demand therefor, subject to recoupment from any refund obtained. Landlord shall not compromise, cancel or withdraw such proceedings which shall have been instituted at the request of Tenant, unless Landlord shall first notify Tenant of its proposal to do so and shall not have received, within 10 days thereafter, objections in writing from Tenant, accompanied by a written agreement to reimburse Landlord forthwith for all of its costs and expenses and relieve Landlord of all of its commitments in connection with such proceedings and to indemnify and hold Landlord harmless against all liability, loss, damage or expense connected with the past or future conduct of such proceedings for which such objector shall be liable. Upon receipt of such objection, agreement and reimbursement, Landlord shall transfer the responsibility for such proceedings to Tenant who may carry on the same in its own name or in Landlord's name, as may be appropriate, at its own expense and shall be entitled to recoupment for all of its costs and expenses from any refund obtained, but not otherwise. However, if the taxes for such Tax Year or an installment thereof shall be reduced before such Taxes or such installment shall be paid, the amount of the costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be repaid by Landlord to said Tenant and shall be added to and be deemed a part of the Taxes for such Lease Year.

     41. ASSESSMENTS AND NEW TAXES.
         -------------------------

         Either the Landlord or Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment or reassessment for real estate taxes, or any special assessment, or the validity of either, or of any change in assessments or the tax rate.

         In any such contest or proceedings instituted by Tenant, the Tenant may act in its own name and/or the name of the Landlord and the Landlord will, at the Tenant's request, cooperate with the Tenant in any way the Tenant may reasonably require in connection with such contest or proceedings. The Landlord shall sign such consents or other documents as the Tenant may request. Any contest or proceedings conducted by the Tenant shall be at the Tenant's expense and, in the event any penalties, interest or late charges become payable with respect to the real estate taxes as the result of such contest, the Tenant shall pay the same.

         Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may be hereafter levied, assessed, or imposed upon the Landlord or the demised premises, if such tax shall be based on or arise out of the ownership, use or operation, of the leased premises. This additional obligation shall include charges now or formerly in the nature. of real estate taxes though denominated "fees" and attributable to some specific matter or service. For the purpose of computing Tenant's liability for such new type of tax or fee, the leased premises shall be deemed the only property of Landlord.

     42. SERVICES OR UTILITIES.
         ---------------------

         Except as herein otherwise provided, the Landlord shall not be required to furnish any services or utilities to the premises during the term of this Lease, the Tenant hereby assuming full and sole responsibility for the supply of, and payment for, such services and utilities, including water. Landlord has agreed to pay for all utilities prior to June 1, 1995*

         Tenant acknowledges that it has examined the building and grounds, and will accept possession of the property in an "as is" condition, provided all utilities and services are delivered to Tenant in good working order.

         Landlord agrees to furnish and pay for the services of a building superintendent, (who shall be on duty full time, five and one half days per week, except holidays - weekdays from 8 A.M to 4:30 P.M. and on Saturdays from 8 A.M. to 12:30 P.M.) and will be responsible for structural repairs, elevator repairs, roof repairs, landscaping, repairs to lawn and garage sprinklers, repairs to building HVAC (consisting of 14 roof-top units) and to plumbing system, snow and ice removal from parking lot, maintenance and repair to parking lot, flagpoles and miscellaneous repairs. Landlord agrees that the services and the performance of such superintendent will be reasonably satisfactory to Tenant.

* or until Landlord has delivered the Premises to Tenant with Landlord's Work completed in accordance with Article 71.

         Tenant shall be responsible for maintenance and replacement, if necessary, of the following: rubbish removal, office cleaning, window cleaning, snow removal from walkways, cost of all utilities, telephone, damage caused by negligence or misuse by Tenant of sewer lines, maintenance and operation of cafeteria, security; additional air conditioning for computers, cafeteria and U.P.S. systems; the building's electrical systems (if caused by Tenant's negligence or use of same, exceeding systems' capacity), lamps, fixtures, tenant's signage, carpets and finishes.

         In the event Landlord is no longer the owner of the Building and the Premises, Tenant, at its option, upon fifteen (15) days prior written notice to Landlord, shall have the right to assume Landlord's responsibilities set forth in this paragraph as well as Landlord's obligation to provide the insurance described in Article 52A and B. In the event Tenant exercises this option effective on the date Tenant assumes the insurance and maintenance obligations, the Annual Rent set forth in Article 38 of this Lease shall be reduced by the sum of $2.50 per square foot plus the then applicable Maintenance Escalation per square foot described in
Article 38B. At the request of Tenant, Landlord agrees to execute an agreement setting forth the new Annual Rent and Monthly Rent to be payable by Tenant during the balance of the Term of this Lease and any renewal thereof.

     43. ALTERATIONS.
         -----------

         Notwithstanding any provisions in this lease to the contrary, the Tenant may place partitions, trade or other fixtures (including lighting fixtures), personal property, machinery, equipment and the like in the premises and may make such improvements and alterations therein and thereon as it may desire at its own expense, subject to the provision of the following subparagraphs. Tenant acknowledges that Landlord has conceded to Tenant the equivalent of $1,500,000 in "free-rent" in exchange for payment by Tenant for all the alterations and other work to be performed. All such work and installations (except personal property, fixtures [other than electrical fixtures], machinery and equipment) heretofore or hereafter made or installed by or for the Tenant shall become the property of Landlord and in case of damage or destruction thereto by fire or other causes, Landlord shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or by separate claim, to claim an award in the event of condemnation.

         Subject to the provisions herein set forth, Tenant shall be permitted to make interior and non-structural alterations to the building at any time after the execution of this agreement after first obtaining written approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. On or before February 1, 1995, Tenant shall be required to submit architectural working drawings and specifications with respect to interior, exterior and structural alterations, including electric and reflective ceiling plans, and upon receiving Landlord's approval, to obtain at Tenant's expense all necessary permits, insurance and approvals. Such plans shall indicate the location, total number of persons occupying the space and all equipment locations. Within seven (7) business days after delivery to Landlord of the architectural working drawings and specifications, Landlord shall submit to Tenant any reasonable comments Landlord may have with respect thereto. Tenant shall thereafter, within five (5) business days, resubmit to Landlord revised architectural working drawings and specifications incorporating Landlord's reasonable comments. Landlord's failure to respond within the time period set forth herein shall be deemed approval of Tenant's submission. Landlord shall have the right to approve or disapprove any proposed contractors in connection therewith (but such approval shall not be unreasonably withheld, conditioned or delayed) and Landlord shall designate on the drawings submitted which of said improvements shall remain after the termination of the lease and which shall be removed by Tenant at Tenant's expense.

         If Tenant desires, Landlord will obtain bids from three sub-contractors, recommended by Tenant or Landlord, and known to Landlord as reputable.

         All alterations [as shown on the drawings to be submitted to the Building Department (if required)] costing in excess of $15,000 are to be performed by Landlord or its designee, on a construction management basis, at cost plus 10%, through subcontractors approved by Tenant and Landlord, provided the cost to perform any such work shall be no greater than the cost for same obtained from a reliable general contractor. This provision shall apply only so long as Landlord remains as Owner of the premises.

         Landlord may withhold approval of any contractor selected by Tenant provided the contract is in excess of $100,000, if such contractor fails to post, for the benefit of Landlord and Tenant, a completion bond in form and amount reasonably satisfactory to Landlord and further, to provide certificates of insurance and proof of payment of premiums thereon.

         Tenant shall maintain the building in the same condition as at present throughout the Term (other than reasonable wear and tear and damage by casualty) except for those items which are the responsibility of Landlord, as hereinbefore enumerated.

         Upon receipt of Tenant's plans, (not later than February 1, 1995), Landlord will, at its sole cost and expense, contract for HVAC engineering drawings which will be designed in accordance with Tenant's architectural space plans, conforming with lease, whereby Landlord assumes responsibility for design of the original installation and duct work distribution of Landlord's 14 rooftop
units.      Tenant is solely responsible for payment for the
installation of its HVAC work, computers and special equipment.

     44. TENANT'S RIGHT TO CANCEL.
         ------------------------

         Tenant is hereby given the right to cancel this lease and to vacate the building on August 31, 2000 by giving the Landlord prior written notice by certified or registered mail or overnight delivery service not later than August 31, 1999 and paying to Landlord, simultaneously with the giving of such notice, the sum of $275,000 and an additional payment of $275,000 on or before July 15, 2000.

     45. EXPIRATION OF TERM.
         ------------------

         At the expiration of the term, the Tenant will remove its goods and effects and will (a) peaceably yield up to the Landlord the premises in good order and condition, excepting ordinary wear and tear, damage, destruction or loss by fire or other casualty or by any other cause of any kind or nature, provided the Tenant delivers to the Landlord all insurance proceeds paid to the Tenant in connection with any such loss or casualty to the extent of the

Landlord's interest in the premises and (b) repair all damage to the premises and the fixtures, appurtenances and equipment of the Landlord therein and thereon, caused by the Tenant's removal of its furniture, fixtures, equipment, machinery and the like, and the removal of any improvements or alterations which have been installed after the execution of this agreement, which Tenant is obligated to remove as hereinbefore set forth.

     46. RIGHT TO INSPECT.
         ----------------

         The Landlord shall, upon 48 hours' advance oral notice to the Tenant (except in an emergency), have the right at all reasonable times during business hours to inspect the premises, show the same to prospective mortgagees and during the last six (6) months of the term, show the same to prospective tenants, and at all times to comply with the requirements imposed on Landlord by this Lease, or as may be otherwise necessary, provided however, that the Landlord shall use all reasonable effort not to disturb the Tenant's use and occupancy of the premises.

     47. COMPLIANCE WITH LAW.
         -------------------

         During the term the Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and governmental agencies, which are applicable to the particular use, manner of use or occupancy thereof by Tenant and maintain the premises in compliance with the requirements of the insurance companies from which the Tenant purchases the coverage required by this Lease.

         Landlord states that the building has handicap
(wheelchair) access with respect to elevators and the second floor toilets.

         After prior notice to the Landlord, the Tenant shall have the right to contest by appropriate legal proceedings (in the name of the Tenant or the Landlord or both) at the Tenant's sole cost and expense and with counsel of the Tenant's choosing, the validity of any law, ordinance, order, rule, regulation or requirement with which, by the provisions of this Lease, it is obligated to comply.

If, by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may be legally held in abeyance without incurring any lien or charge of record against the premises, and without subjecting the Landlord to any fines, penalties or any other liability for failure to comply therewith, the Tenant may postpone compliance until the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence.

     48. NOTICES.
         -------

         Any notice, request, communication or demand under this Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office or by Federal Express. Any notice, request, communication or demand by the Tenant to the Landlord shall be addressed to the Landlord at 1615 Northern Boulevard, Manhasset, New York 11030, with a copy to Landlord's attorney, Leonard Lazarus, EAB Plaza, West Tower/14th Floor, Uniondale, NY 11556-0120, until otherwise directed in writing by the Landlord and, if by Landlord to Tenant, shall be addressed to Tenant at 3 Expressway Plaza, Roslyn Heights, NY 11577 with a copy to Tenant's attorney, Sheldon M. Goldstein, c/o Meltzer, Lippe, Goldstein, Wolf, Schlissel & Sazer, P.C.,
190 Willis Avenue, Mineola, NY 11501, until otherwise directed in writing by the Tenant. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

         This Lease is executed in several counterparts, each of which shall be deemed to be an original, and all counterparts shall constitute one and the same instrument. This Lease shall not be binding and in effect until at least one counterpart, duly executed by the Landlord and the Tenant, has been delivered to each party hereto.

     49. MEMORANDUM OF LEASE.
         -------------------

         The parties shall, if requested by either, execute a memorandum of this Lease for recording purposes. The requesting party shall pay all costs of recording.

     50. MECHANIC'S LIENS.
         ----------------

         If any mechanic's or other liens or order for the payment of money shall be filed against the subject premises or any building or improvement thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Tenant at the leased premises, or for or by reason of any change, alteration or addition or the cost or expense thereof or any contract relating thereto, other than in respect of alterations and repairs made by Landlord, either on its own or at the request of Tenant, the Tenant shall cause the same to be cancelled and discharged of record, by bond or otherwise as allowed by law at the expense of the Tenant, within thirty (30) days after written demand therefor, and shall also defend on behalf of the Landlord at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon for the enforcement of such liens or orders, and the Tenant will pay any damages and satisfy and discharge any judgment entered therein and save harmless the Landlord from any claim or damage resulting therefrom.

      51. INDEMNIFICATION OF LANDLORD
          ---------------------------

          The Tenant shall keep, save and hold harmless Landlord from any and all damages and liability arising out of the occupancy of the Tenant, the Tenant's agents or servants, and from any loss or damage arising from any fault or negligence by the Tenant or any failure on the Tenant's part to comply with any of the covenants, terms and conditions herein contained.

      52. INSURANCE.
          ---------

          (a)  Insurance on the Real Property:   Landlord shall
               ------------------------------
purchase and maintain, at Landlord's expense during the term of the lease for the benefit of the Landlord an "All-Risk" perils property policy on the Real Property at full replacement cost valuation, without depreciation. The policy shall provide Loss of Rental

Income payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one year's gross rental value.

         (b) Boiler and Machinery Insurance: landlord shall also
             ------------------------------
purchase and maintain during the term of the lease at Landlord's expense for the benefit of Landlord Broad Form Boiler and Machinery coverage covering all insurable objects. Said policy shall provide for Repair and Replacement valuation on the insured objects. The policy shall name the Landlord as a Named Insured and Loss Payee as its interest appears.

         (c) Property Insurance; Indemnity for Damage to Tenant's
             ----------------------------------------------------
Personal Property; Landlord shall also purchase and maintain during
-----------------
the term of the Lease at Landlord's expense insurance for those items of property belonging to Landlord which, (under Paragraph 42 of this lease) are Tenant's responsibility.

         Tenant shall maintain at its own expense during the term of the lease, replacement cost insurance on Tenant's machinery, equipment, furniture and fixtures, goods, wares, merchandise and improvements/betterments in sufficient amounts against damage caused by Fire and all other perils covered by a standard All Risk Insurance policy. Landlord and Tenant agree to waive their respective right of subrogation against the other and shall obtain a waiver from their respective insurance companies releasing these carriers' subrogation rights against the other party.

         (d)  Liability Insurance: Tenant shall maintain at its
              -------------------
own expense during the term of the lease, liability insurance as follows:

              (1) Comprehensive General Liability insurance at a minimum of $1,000,000 Combined Single Limit (Bodily Injury & Property Damage), including all standard Broad Form Comprehensive General Liability extensions without limitations. Contractual liability, if not written on a blanket basis, must be endorsed to cover indemnities specified herein. This policy shall be written on an "occurrence" basis.

              (2) Umbrella Liability insurance at a minimum of $10,000,000 Limit, providing excess coverage over all coverage included in the Comprehensive or Commercial General Liability and Broad Form Comprehensive General Liability endorsement.

         Landlord as Additional Insured: The insurance policies noted
         ------------------------------
above shall name Landlord (and Landlord's Mortgagee(s), and

Managing Agent, if required) as "additional insureds".

         Notice to the Landlord: All insurance policies noted above
         ----------------------
shall be endorsed to provide the owner with notice of cancellation at least thirty (30) days prior to the actual date of cancellation or non-renewal.

         Certificates of Insurance: Tenant shall furnish the Landlord
         -------------------------
with Certificates of Insurance evidencing that all insurance required and purchased by the Tenant is in full force and effect.
All of said certificates shall be promptly furnished to the Landlord, but in no event later than ten (10) days prior to the expiration date of coverage.

         Hold Harmless and Indemnification: Tenant shall indemnify and
         ---------------------------------
hold Landlord harmless from and against any and all loss, cost (including reasonable attorneys' and witnesses' fees and court costs), damages, expenses and liability in connection with claims for damages resulting from injury and/or death of any person or damage to any property arising out of the maintenance, use, care or control of the demised premises other than any claims arising as a result of any structural or other defects which are Landlord's responsibility.

          Tenant assumes liability for any Personal injury, Property Damage (including loss of use), cost or expense resulting in claims arising out of the discharge dispersal, release or escape of pollutants or contaminants, limited, however, to acts or omissions of Tenant in connection with its business activities and operations in the premises and excluding any discharge by equipment, systems, duties and obligations of Landlord.

         The Comprehensive General liability coverage in Section (d)(1) should evidence that the $1,000,000 limit is subject to no
deductible.    In the case of Umbrella liability, if there is a
deductible or self-insured retention, it should clearly be spelled out that Tenant assumes full responsibility for same.

         Tenant's failure to provide and keep in force all the aforementioned insurance shall be regarded as a material default hereunder, entitling owner to exercise any or all remedies in the event of default.

     53. RESTORATION OR REPAIR OF PREMISES.
         ---------------------------------

         If the Building on the leased premises shall be damaged or destroyed by any cause whatsoever, during the term of this lease, Landlord shall, within ninety (90) days after such casualty commence repair and replacement of the Building at its own expense and within nine (9) months after commencement of such repair, restore the Building so that the property after such repair and replacement shall be substantially in the same condition as prior to the damage or destruction, and shall do so, even though the proceeds of any insurance policies shall be insufficient to reimburse the Landlord therefor. From the date of such casualty until thirty (30) days after the Building is so repaired and restored, Rent and all other charges and items payable hereunder shall abate in such proportion as the part of the Building thus destroyed or rendered untenantable bears to the total Building. However, in the event that fifty percent (50%) or more of the Building is destroyed or rendered untenantable by fire or other casualty then either party shall have the right to terminate this Lease effective as of the date of the casualty, by giving to the other party within sixty (60) days of such casualty, written notice of termination. If said notice of termination is given within the sixty (60) day period, this Lease shall terminate and Rent and all other charges shall abate as aforesaid from the date of such casualty, and Landlord shall promptly repay to Tenant any Rent paid in advance which has not been earned as of the date of such casualty. If said notice is not given and Landlord is required or elects to repair or rebuild the Building as herein provided, then Tenant shall repair and replace Tenant's Property to at least their condition prior to the damage or destruction.

         The foregoing provision regarding Landlord's obligation to repair and replace the buildings shall not include Tenant's partitions, equipment or property of any kind.

         If Tenant elects to terminate this Lease because Landlord's repairs are not completed within the time period set forth herein, Landlord shall have the right to negate Tenant's notice of cancellation provided such repairs are completed to such extent to permit Tenant's use and occupancy of the Demised Premises within thirty (30) days after Tenant's notice of cancellation.

         Notwithstanding the foregoing provisions of this paragraph if substantial damage occurs during the last two years of this lease, Landlord shall not be obligated to repair the building, and may retain the proceeds of such insurance as its own property and by notice given within thirty (30) days of such damage occurring, serve written notice on Tenant cancelling the lease as of the date of such occurrence.

     54. CONDEMNATION.
         ------------

         A. If at any time during the Term, any municipal or other governmental agency takes title by eminent domain and/or by the exercise of right of condemnation, to the whole of the Demised Premises or such material portion thereof, [including any substantial impairment of egress and ingress to the Demised Premises and Marcus Avenue or twenty (20%) percent or more of the parking area closest to Marcus Avenue] as would render, in the reasonable judgment of Tenant, the balance of the Demised Premises not suitable for Tenant's use (hereinafter referred to as the "proceeding"), this Lease shall terminate and expire on the date of such taking and, provided that the Tenant has vacated the premises, the Annual Rent and other charges provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         B. If, at any time during the Term, title to less than materially all of the Demised Premises shall be taken as aforesaid and the Lease is not terminated as hereinabove set forth, Landlord shall restore the building on the Demised Premises to an architecturally complete unit with reasonable promptness, subject to delay beyond Landlord's reasonable control. During such Restoration, both Annual Rent and other charges payable by Tenant shall be adjusted until restoration is complete and the Demised Premises is again fully occupied by Tenant.

         C. Notice of any termination relating to any condemnation or eminent domain proceeding must be made by the party electing to terminate this Lease within sixty (60) days after receipt of written notice of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

         D. In the case of any taking pursuant to the provisions of this Article, Landlord shall be entitled to receive any award that may be made for the value of the portion of the Demised Premises so taken and the value of any unexpired term of this Lease, but Tenant shall have the right to pursue a separate claim against the condemning authority for the value of its leasehold fixtures and equipment and its moving and relocation expenses. Landlord and Tenant shall be entitled to separate reimbursement from the condemning authority of all reasonable costs, fees and expenses incurred in the collection of any such awards.

         E. Notwithstanding anything contained in this Article to the contrary, Landlord shall not be required to restore the Demised Premises if there are less than two (2) years remaining of the Term at the time of such condemnation. If Landlord elects not to restore the Demised Premises, then this Lease shall be deemed cancelled as of the date of the taking.

     55. CURING DEFAULTS.
         ---------------

         Should either party fail to perform any of its obligations imposed by the terms of this lease within 20 days after written notice, but in any event, regardless of such notice or the lack thereof, promptly before the accrual of any penalty as provided by law or by any mortgage held by an institutional lender superior to the lease, the other party may perform the same and add or subtract any such sum or sums paid or expended in such performance to or from any rent then due or thereafter falling due. However, this does not grant Tenant any license or privilege to allow the premises to be without the insurance coverage or the liability insurance protection provided by this lease, and the failure to promptly comply with such requirement shall entitle lessor to immediately obtain the necessary insurance, and the cost thereof shall be additional rent and collectible as such.

     56. ASSIGNMENT OR SUBLETTING.
         ------------------------

         A. Subject to Section 56(d) below, Tenant shall not assign, mortgage or pledge this Lease, nor underlet or sublease the Premises or any part thereof without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed and subject to any necessary consent of any mortgagee of the Premises; nor after such written consent has been given shall any assignee or sublessee assign, mortgage or pledge this Lease or such sublease, or underlet or sublease the Premises or any part thereof, including, without limitation, any collateral re-assignment, mortgage or pledge of this Lease in favor of the previous tenant hereunder, without an
additional written consent by Landlord and such mortgagee.    No
assignment or sublease, whether or not consented to in the manner aforesaid, shall in any way relieve or release Tenant from liability upon any of the covenants of this Lease, and notwithstanding any such assignment or sublease, the responsibility and liability of Tenant hereunder shall continue in full force and effect until the expiration of the Term.

         B. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord shall have the right, in its sole discretion, to collect rent from the assignee, sublessee or occupant, and apply the amount collected to the Rent payable hereunder; but no such collection shall be deemed a waiver of this covenant against assignment and subletting, or the acceptance of the assignee, sublessee or occupant as Tenant.

          C. If Tenant shall desire to assign this Lease or to sublet the Premises in whole or in part, Tenant shall submit to Landlord the following information, accompanied by a written request for Landlord's consent to such assignment or subletting:
(i) the name and address of the proposed assignee or subtenant;
(ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant; and (v) current financial information and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant.

          In connection with any assignment, underletting or sublease for which consent is sought, the following additional conditions shall be fulfilled:

               (i) An Event of Default shall not then, or at the time such assignment or subletting shall become effective, have occurred and be continuing.

               (ii) In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred to the subleased premises or further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance.

          D. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed that, if this Lease should be terminated prior to the end of the stated term or any renewal term hereof, or if Landlord shall succeed to Tenant's estate in the Premises, then at Landlord's election the subtenant shall attorn to and recognize Landlord as subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instruction Landlord may reasonably request to evidence such attornment.

          E. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that, notwithstanding such assignment, the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

          F. As a condition to any assignment or sublease being effective as against Landlord, a fully executed copy of the assignment or sublease shall be delivered to Landlord before its effective date.

          G. Tenant further agrees, if there shall be a consent to a proposed assignment or subletting under the provisions of this Article, and if Tenant shall receive from its assignee any consideration for the assignment, howsoever designated, or shall receive from its subtenant any sublet rental, howsoever designated, which exceeds the rental provided for hereunder, either on a monthly basis or in the aggregate, or both, including, but not limited to, all sums paid for the sale or rental of said assignor or sublessor Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, Landlord shall not be entitled to receive any portion of any sums received by Tenant, which sums shall be the sole and exclusive property of Tenant.

          H. Subject to Subparagraph I hereof and notwithstanding anything contained in this Article to the contrary, in the event that Tenant desires to sublease the Premises or assign this Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Landlord in writing at least fifteen (15) days prior to the effective date of any such sublease or assignment, and Landlord shall have the option, exercisable in writing to Tenant within fifteen (15) days after Landlord's receipt of said communication, to recapture the Premises which is the subject of the proposed sublease, and, at the option of Landlord, to enter into a lease with such prospective sublessee or assignee, so that such party shall then become the direct tenant of Landlord hereunder. In the event of such recapture, this Lease shall terminate as to the space recaptured as of the date thereof, except for any obligations of Tenant arising prior to such termination or intended by their terms to survive such termination. Notwithstanding the foregoing, in the event Landlord elects to recapture the Premises, Tenant shall have the right to negate said recapture by giving Landlord notice, within ten (10) days following the date Tenant receives notice from Landlord of its election to recapture, that Tenant elects to withdraw its aforesaid request to assign or sublet, in which event this Lease shall continue in full force and effect.

          (a)    Notwithstanding any contrary provision of this
Article 56, the following actions may be taken without the consent of Landlord: (i) Tenant shall have the absolute right to sublet, assign or otherwise transfer its interest in this Lease to a licensee, franchisee or any parent or operating subsidiary of Tenant, or subsidiary of Tenant's parent, or to a corporation with which it has committed to merge or consolidate, without Landlord's approval, written or otherwise; (ii) Tenant shall have the right to assign or sublet this Lease to an Affiliate of Tenant; and otherwise grant a security interest in this Lease to a bank, insurance company or other recognized institutional lender (the "Secured Creditor"), as collateral security for the performance by Tenant of its obligations to Secured Creditor in connection with Tenant's financing but no such assignment, subletting or transfer shall relieve Tenant of its obligations hereunder.

          (b) In connection with any mortgage, assignment or other security interest in favor of the Secured Creditor, Landlord will execute and deliver any consents, waivers or other instruments, and in such form, as the Secured Creditor may reasonably request to give effect to the Secured Creditor's rights hereunder; provided, however, that any further assignment or subletting of or under this Lease by the Secured Creditor following a default by Tenant under any security agreement in favor of the Secured Creditor shall be subject to the terms of, and require, the prior written consent of Landlord under this Article 56.

          (c) Anything to the contrary in this Article notwithstanding, Landlord's consent shall not be required to an assignment by Tenant of this Lease or a sublease by Tenant of the whole of the Premises to the purchaser in connection with the sale of Tenant's business either by way of a sale of assets or stock or in connection with a merger, consolidation or corporate reorganization, but in any such event, Tenant shall remain liable under the terms of this lease.

          (d) Notwithstanding anything contained in this Article
56(d) to the contrary, Tenant shall provide Landlord with notice of any assignment or subletting.

          (e) Except as may be effected hereunder, at no time during the term of this lease shall there be more than two sublessees occupying the premises or parts thereof, in addition to the Tenant or the operator of any cafeteria, day care center of health facility located in the Building and the Premises.

     57.  DEFAULTS BY TENANT.
          -------------------

          A. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

          (i) Any failure by Tenant to pay Rent or make any other payment required to be made by Tenant hereunder within five (5) days after receipt of written notice from the Landlord.

          (ii) A failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by the Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant, except that this twenty (20) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said twenty (20) day period and Tenant proceeds to diligently cure the default.

          B. In the event of any such default by Tenant, then
Landlord shall be entitled to all of the following remedies:

          (i) terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Demised Premises or arrearages in Rent or other damages, re-enter and take possession of the Demised Premises and expel or remove Tenant and any other person occupying the Demised Premises or any part thereof, in accordance with applicable law; or

          (ii) Landlord may re-enter and take possession of the Demised Premises without terminating the Lease in accordance with applicable law, and relet the Demised Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Demised Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Demised Premises for a commercially reasonable rate at the time of such reletting. No reletting by Landlord is considered to be for Landlord's own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting to be considered an acceptance of Tenant's surrender of the Demised Premises unless Landlord so notifies Tenant in writing; or

          (iii) re-enter the Demised Premises without terminating the Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise, and do whatever Tenant is obligated to do under the Lease. Tenant shall pay to Landlord, upon demand, the reasonable expense paid by Landlord in satisfying Tenant's obligations under the terms of this Lease. Any sums so expended by Landlord shall bear interest from the date expended until the date Landlord is repaid.

          C. Notwithstanding anything to the contrary contained in this Lease: (i) Landlord shall not have any right to accelerate the Rent and other amounts payable hereunder, sue Tenant for any consequential, punitive or incidental damages, such as any claims for lost profits and/or lost business opportunity, or sue Tenant for the cost to renovate the Demised Premises for any prospective tenant except to correct or remove changes made by Tenant without Landlord's consent (where required); (ii) in the event of any default by Tenant under this Lease, Landlord shall in each case use its reasonable efforts to mitigate its damages.

          D. If Landlord obtains possession of the Demised Premises as a result of the Tenant's abandonment of same or by a decree from a court of competent jurisdiction, this shall not be construed as an election to terminate this Lease unless Landlord provides Tenant with a written notice of this election.

          E. If a petition for relief shall be filed by Tenant pursuant to any state or federal bankruptcy or insolvency law or if Tenant shall be an adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant, a receiver of Tenant or its tenant shall be appointed and shall not be discharged within sixty (60) days thereafter, then Tenant shall be in default under the terms of this Lease, and Landlord may, to the extent permitted by law, exercise all rights and remedies available to Landlord under this Lease or in law or equity occasioned by said default. If Tenant shall become the subject of any bankruptcy or insolvency proceeding under any state or federal law, whether or not pursuant to a petition or other proceeding filed by or on behalf of Tenant or by any other party, then the Tenant (whether as debtor in possession or in any other capacity), or any trustee or other party or entity, acting on behalf of Tenant, or exercising the rights of Tenant hereunder shall:

          (i) Afford to Landlord all rights and benefits to which Landlord is entitled under any applicable statute or rule, including, by way of example, cure of existing defaults or adequate assurance or prompt cure; compensation for pecuniary loss incurred by Landlord arising as a result of Tenant's acts or adequate assurance of prompt compensation therefor; adequate assurance of future performance of Tenant's obligations under this Lease, which may be secured by the posting of security deposits, advance payments on account of real estate taxes or other charges as accrued.

          (ii) Timely perform all acts, and make all payments to Landlord as required by this Lease without exception, subject to applicable statute or rule.

     58. Intentionally Omitted.
         ----------------------

     59. NO REINSTATEMENT.
         -----------------

          No receipt of moneys by the Landlord from the Tenant after the termination or cancellation of this lease, in any lawful manner, shall reinstate, continue or extend the term of this lease, or affect any notice theretofore given to the Tenant, or operate as a waiver of the right of the Landlord to enforce the payment of fixed or additional rent or rents then due, or thereafter falling due, or operate as a waiver of the right of the Landlord to recover possession of the leased premises by property suit, action, proceeding, or remedy. It is agreed that, after the service of notice to terminate or cancel this lease, or the commencement of suit, action or summary proceeding, or any other remedy, or after a final order or judgment for the possession of the leased premises, Landlord may demand, receive and collect moneys on account and any moneys so collected shall be deemed to be payments towards satisfying the Tenant's obligations to the Landlord.

          The failure of either party to enforce any agreement, condition, covenant or term, by reason of its breach by the other party, after notice had been given, shall not be deemed to void or affect the right of said party to enforce the same agreement, condition, covenant or term on the occasion of a subsequent default or breach.

     60.  SUBORDINATION AND NON-DISTURBANCE.
          ----------------------------------

          A. This lease shall be subject and subordinate to any and all mortgages which may now or hereafter affect the Landlord's interest in the real property of which the Demised Premises form a part and of all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any certificate or instrument that Landlord and/or the holder of any mortgage may reasonably request to evidence such subordination.

          B. The foregoing subordination as it pertains to any mortgages hereafter made, which term includes any agreement modifying any mortgage now in existence or hereafter made, is expressly contingent upon the agreement of the holder of any such mortgage, in recordable form, to be delivered to the Tenant, which agreement shall provide, in pertinent part as follows:

          "So long as Tenant is not in default under this lease beyond any applicable grace and cure period, which would entitle Landlord to terminate this lease or would cause, without any further action of Landlord, the termination of this lease or would entitle
          Landlord to dispossess Tenant thereunder, mortgagee agrees with the Tenant that the mortgagee (i) will not disturb the peaceful and quiet possession of the Premises by Tenant by reason of any foreclosure or otherwise,
          (ii) will not join Tenant as party in any action or proceeding brought pursuant to the mortgage and (iii) will release casualty insurance proceeds and condemnation awards to which the holder of the mortgage is entitled under the terms of the mortgage to be applied toward restoration of the Premises consistent with the provisions of the lease."


          (C) In the event that such mortgagee acquires the interest of Landlord or comes into the possession of or acquires title to the Premises by reason of foreclosure, Tenant shall be bound to mortgagee under all of the provisions of the lease for the balance of the term thereof with the same force and effect as if mortgagee was the landlord under the lease, and Tenant agrees to attorn to the mortgagee as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto, and further, in such event, mortgagee shall be bound to the Tenant under all of the provisions of the lease and Tenant shall, from and after such event, have the same remedies against mortgagee for the breach of any agreement contained in the lease that the Tenant might have had under the lease against the Landlord thereunder.

     61.  ESTOPPEL CERTIFICATES.
          ----------------------

          At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that this Lease is a true and exact copy of this Lease between the parties hereto, that there are no amendments hereof (or, if not so, stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed (or, if not so, setting forth those offsets, defenses or counterclaims existing), and that as of such date no default has been declared hereunder by either party or if a default has been declared, such instrument shall specify
same.    Such instrument will be executed by the other party and
delivered to the requesting party within fifteen (15) days of receipt, or else the statements made in the proposed estoppel request shall be deemed to be correct.

          The following terms shall have the meanings below described when used in this lease:

          The term "Landlord" as used in this lease means only the owner of the then current interest of the Landlord in the demised premises or, as the case may be, the successor thereto from time to time. In the event of any transfer at any time of the interest of the Landlord, the transferor shall be and is hereby entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed without further agreement between the parties and the transferee that the transferee of the Landlord's interest has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

     62.  NO WAIVER.
          ----------

          The failure of either party to insist in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver of, or relinquishment for the future, of the performance of such covenant, or the right to exercise such option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of annual or additional rent, with knowledge of the breach of any covenant hereof, shall not be deemed
a waiver of such breach.    No waiver by either party of any
provision hereof shall be deemed to have been made unless expressed in writing and signed by said party.

     63.  OPTION TO RENEW.
          ----------------

          Providing that Tenant is not in default under the terms of this lease, either at the time of giving such notice or at the expiration of the original term, Tenant is hereby given the right, option and privilege to extend the term of this lease for an additional five year period, by giving written notice to Landlord by registered or certified mail postmarked at least one year prior to the expiration of the original term. During said option term, all of the provisions of this lease shall remain in full force and effect, except that

          (a) there shall be no right on the part of the Tenant for a further extension, and

          (b) there shall be no rent concession during the renewal term,

          (c) the rent shall be increased by the lesser of the following: (i) $3.00 per sq. ft. of the Building, excluding storage and archive space (not exceeding 7500 square feet) and garage space or (ii) increase in the C.P.I. to be determined as follows: the product derived by multiplying the rental paid during the last year of the original term by the percentage increase, if any, in the Consumer Price Index compared to such Index at the commencement of the initial term of the lease. Such escalation shall be determined on the first day of the extension period and shall apply throughout the extension period;

          CONSUMER PRICE INDEX: "Consumer Price Index" (CPI) shall
          --------------------
mean "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York -- Northern New Jersey -- Long Island -- All Items" as published by the United States Department of Labor,
Bureau of Statistics.    If such index shall cease to use the
1982-1984 Index of 100 as the basis for calculation or if a substantial change is made in the basis for such index, the index shall be adjusted to reflect such change; and if such index is no longer available, such annual amount shall be adjusted by such method as is then being used to measure the value of the dollar for the New York metropolitan area.

          In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the Price Index (as defined in this section) so that a Price Index is not available to make a cost-of-living adjustment of annual rent, the cost-of-living adjustment shall be based on the percentage difference between the Price Index for the closest preceding month for which a Price Index is available and the Price Index for the Base Month.

          (d) maintenance escalation shall be increased each year during said extension at the same rate as the increases are indicated for the original term (Par. 38(b)).

     64.  RIGHT OF FIRST REFUSAL.
          -----------------------

          Tenant shall have the right of first refusal to purchase the demised premises but only under the circumstances as hereinafter in this Article set forth. If, at any time during the term of this lease, Landlord shall receive a bona fide offer, other than at public auction, from a third party (which does not have the power of eminent domain) for the purchase of the demised premises, which offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such offer, and Tenant may, within 10 business days thereafter, elect to purchase the demised premises on the same terms as those set forth in such
offer.    If Tenant shall not accept such offer within the time
herein specified therefor, said right of first refusal shall cease to exist, but this lease shall continue otherwise on all the other terms, covenants, and conditions in this lease set forth. If the transaction with the party who made the offer is not consummated for any reason, this right of first refusal shall remain in full force and effect.

          In the event Landlord desires to sell the demised premises, Landlord shall first notify Tenant of its intention.

          This right of refusal shall be inapplicable to a transfer, by way of sale, gift, or devise, including a trust by any individual having an interest in, or constituting the Landlord, from any such related party to another but shall apply to any subsequent transfer to a third person not so defined. For the purpose of this Article, if the then owner of the demised premises or a participant in such ownership shall be an individual, a related party shall include a spouse, lineal descendant or spouse of such descendant, ancestor or sibling (whether by the whole or half blood), a partnership of which such owner is a member, a joint ownership or ownership in common, which includes the then owner of the demised premises, or partnership, joint venture or corporation, the majority of whose securities is owned by the owner of the demised premises, or any one or more of the foregoing parties. If the then owner of the demised premises shall be a corporation, a related party shall include an affiliate, subsidiary or parent corporation, a successor by merger or consolidation, or the holder or holders of the majority of the securities of such corporation.

          If the premises shall be conveyed to the Tenant under this right of first refusal, any prepaid rent shall be apportioned and applied on account of the purchase price.

     65.  SIGNAGE.
          --------

          A. It is expressly understood and agreed that as an inducement for Tenant to enter into this Lease that Tenant shall have the right to install, on the building and existing stonewall, and elsewhere on the premises, if permitted by law, Tenant's signage which shall set forth the Tenant's name. All costs and expenses, including permits, if any, shall be paid by Tenant.

          B. Prior to or simultaneously with the execution of this Lease, Tenant shall submit to Landlord its sign package, which shall be deemed approved by the Landlord upon Landlord's execution of this Lease. Landlord will fully cooperate with Tenant in filing any required signage application, permit and/or variance for said signage or with respect to the Demised Premises generally. Tenant agrees that its signage must comply with applicable governmental requirements.

     66.  INDEMNIFICATION.
          ----------------

          Each party hereby indemnifies and holds the other party harmless from and against any and all claims, demands, liabilities, and expenses, including attorney's fees, arising from its negligence or willful misconduct of its agents, employees or contractors in or about the Demised Premises.

     67.  REMEDIES CUMULATIVE.
          --------------------

          All rights and remedies herein given to the Landlord for the recovery of the leased premises because of the default by the Tenant in the payment of any sums which may be payable pursuant to the terms of this lease, or upon the breach of any of the terms thereof, or the right to re-enter and take possession of the leased premises upon the happening of any of the defaults or breaches of any of the covenants, or the right to maintain any action for rent or damages and all other rights and remedies allowed at law or in equity, are hereby reserved and conferred upon the Landlord as distinct, separate and cumulative remedies, and no one of them, whether exercised by the Landlord or not, shall be deemed to be in exclusion of any of the others.

     68.  BROKER.
          -------

          The parties agree that this lease was brought about through the services of Sutton & Edwards, Inc., licensed real estate brokers in the State of New York. Landlord agrees to pay commissions to the broker in accordance with a separate written agreement. Tenant hereby agrees to indemnify Landlord against the claims of any other broker who claims to have brought this space to Tenant's attention in connection with the leasing of the premises concerned herein.

     69.  NO REPRESENTATIONS.
          -------------------

          The Tenant is fully familiar with the physical condition of the leased premises, the building, improvements, fixtures and equipment thereof, and Tenant takes the demised premises in their "as is" condition. The Landlord has made no representation whatsoever in connection with the conditions of the demised premises or of the buildings, improvements, fixtures or equipment thereof, except as herein expressly set forth, and the Landlord shall not be liable for any latent or patent defects therein.

     70.  SECURITY DEPOSIT.
          -----------------

          A. Upon the signing of the lease, Tenant shall deposit with Landlord the sum of One Hundred Eighteen Thousand Seven Hundred and Fifty ($118,750.00) Dollars, by good check payable to Landlord, or by Letter of Credit, as provided below, as security for the full and faithful performance and observance by Tenant of
the terms, provisions and conditions of this lease.    If Tenant
defaults in respect of any of the terms, provisions and conditions of this lease, on its part to be performed or observed, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease. If Tenant shall have fully and faithfully complied with all of the terms, provisions and conditions of the lease as of the Expiration Date, the security shall be promptly returned to Tenant within thirty
(30) days after the Expiration Date and after delivery by Tenant of possession of the Premises to Landlord. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained, so that Landlord shall have the full deposit on hand at all times
during the term of this lease.    Application of the security
deposited by Tenant shall not be deemed to limit Landlord's rights against Tenant in the event of a default under the terms, provisions and conditions of this lease. Any cash deposit shall be placed in an interest bearing account with all interest earned thereon, less one (1%) percent per annum accruing to the benefit of Tenant annually.

          B. In lieu of a cash security, Tenant shall have the right during the Term of this Lease to deliver to the Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a "Letter of Credit") issued and drawn upon any commercial bank reasonably approved by the Landlord with offices for banking purposes in the City of New York or Nassau County, New York ("Issuing Bank"), which Letter of Credit shall have a term of not less than one (1) year, to be renewed automatically from year to year, shall be in form and content reasonably satisfactory to Landlord and their counsel, for the account of the Landlord and be in the amount specified above. The Letter of Credit shall provide that the Issuing Bank shall pay to the Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of an affidavit from an officer of the Landlord specifying that a default under this lease has occurred, that Landlord has given the required notice of the default to Tenant and that Tenant has failed to cure the default and the Letter of Credit and a sight draft in the amount shall be drawn and delivered to Landlord.

          C. The Letter of Credit will automatically be renewed for successive periods of one (1) year. In the event that the Letter of Credit is cancelled by the Issuing Bank for any reason whatsoever, the Landlord shall receive at least thirty (30) days' notification of such cancellation from the Issuing Bank. In the event Tenant shall fail to deliver a replacement Letter of Credit or Cash in lieu of the cancelled Letter of Credit within fifteen
(15) days of such notification, the Landlord shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash security deposit pursuant to the terms of this paragraph.

          D. In the event of a sale by the Landlord of the Building or leasing of the Building, Landlord shall have the right to transfer either the Letter of Credit or any sums collected thereunder by Landlord from the Issuing Bank, together with any other sums then held by Landlord as such security, to the vendee or lessee, and Landlord thereupon shall be released by Tenant from all liability under this Article. Tenant agrees to look solely to the new landlord for the return of the Letter of Credit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord.

     71. LANDLORD'S WORK:  Landlord agrees to perform the
              ---------------
following work at its sole cost and expense:

          (1) Create and construct a new lobby and front entrance facade which would substantially enhance both the front and rear entrances including new doors, floor materials, design features, etc. in accordance with design drawings to be created by The Spector Group.

          (2) Landscape entire front of building included but not limited to new shrubbery, planting, curbs, etc. Landscape in accordance with plans performed by a recognized landscape architect, in conjunction with The Spector Group.

          (3) Install handicap ramp in rear of building.

          (4) Perform all ADA requirements, as to all bathroom facilities, for handicapped persons.

          (5) Demolish and remove miscellaneous offices, storage room and mechanical rooms located in the garage area in order to maximize parking and create +\- 13 new parking spaces. Tenant will indicate to Landlord which of such rooms Tenant would prefer to lease "as is".

          (6) Reseal and re-stripe parking lot.

          (7) Power wash and clean entire facade of building.

     72.  Entire Agreement.
          -----------------

          This lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify or discharge this lease in whole or in part unless such agreement is in writing and signed by the Landlord and Tenant.

     73.  QUIET ENJOYMENT.
          ----------------

          Tenant, upon paying the rent and performing the other terms, provisions and covenants of this lease, shall and may, at all times during the term of this lease, peaceably and quietly have, hold and enjoy the leased premises free of molestation by the Landlord.

     74.  IDA FINANCING.
          --------------

          Tenant has informed Landlord that it intends to finance improvements to and fixtures, furniture and equipment in the Premises by way of a Bond Resolution from the Nassau County Industrial Development Authority of the State of New York or other municipal agency. Tenant shall have the right to terminate this Lease if by January 19, 1995 (the "Finance Termination Date") Tenant shall not have obtained, at its sole cost and expense, a Letter of Inducement from Nassau County for the issuance of Industrial Revenue Bonds covering the improvements to and fixtures, furniture and equipment in the Premises. Tenant agrees to immediately apply for such Letter of Inducement and to pursue the applications therefor with due diligence. Tenant must exercise the right of termination by written notice to Landlord made on or before the third (3rd) business day following the Finance Termination Date. If Tenant terminates this Lease, Landlord shall return the amount paid by Tenant to Landlord on the execution of this Lease and upon such return, this Lease shall be terminated and all of the rights and obligations of Landlord and Tenant hereunder shall become null and void and of no further force and effect.

     75.  SUCCESSORS AND ASSIGNS.
          -----------------------

          The covenants and agreements contained in this lease inurc to the benefit of, and are binding upon, the parties hereto, their successors and assigns, but this provision does not modify the provisions governing assignment, as provided for in Paragraph 56.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                   ELAN ASSOCIATES

                                   By: /s/ Ronald Deane
                                      -------------------------


                                   CHEYENNE SOFTWARE, INC.

                                   By: /s/ Elliot Levine
                                      -------------------------
                                      Elliot Levine, Executive
                                      Vice President and Chief
                                      Financial Officer

                              ACKNOWLEDGMENTS
                              ---------------

STATE OF NEW YORK)
                 :  ss.:
COUNTY OF NASSAU )


     On this 20th day of December, 1994, before me personally came Ronald Deane, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is a member of the firm of ELAN ASSOCIATES, a co-partnership, and that he executed the foregoing instrument in the firm name of ELAN ASSOCIATES, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.



                                              /s/SHEILA KWARTLER
                                        Notary Public, State of New York
                                                  No. 30-4920794
                                           Qualified in Nassau County
                                        Commission Expires Feb. 16, 1996


STATE OF NEW YORK )
                  :   ss.:
COUNTY OF NEW YORK)


     On this 19th day of December, 1994, before me personally came Elliot Levine, to me known, who being by me duly sworn, did depose
and say that he resides at No.                         ; that he
is the Executive Vice President and Chief Financial Officer of CHEYENNE SOFTWARE, INC., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                   /s/ Gus P. Nuzzolese
                                 ----------------------------
                                   Notary Public



       GUS P. NUZZOLESE
NOTARY PUBLIC, State of New York
       No. 4859329
  Qualified in Nassau County
Commission Expires April 21, 1996

                   ELAN ASSOCIATES,

                                                  Landlord,


                                     -with-

                            CHEYENNE SOFTWARE, INC.


                                                  Tenant.


                    ========================================

                                     LEASE

                    ========================================








                                LEONARD LAZARUS
                                Counselor at Law

                                   EAB PLAZA

                              WEST TOWER, 14TH FL.

                           UNIONDALE, N.Y. 11556-0120

                                   ----------
                                 (516)683-1940